SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934




        Date of Report (Date of earliest event reported):  October 3, 2000
                                                          (October 2, 2000)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



       ....  DELAWARE....................1-9318...............13-2670991...
      (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)              File Number)        Identification No.)



        777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA........ 94404...
       (Address of principal executive offices)                 (Zip Code)


          Registrant's telephone number, including area code.(650) 312-3000


                   ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.         OTHER EVENTS

On October 2, 2000,  pursuant  to an offer to  purchase  all of the  outstanding shares of Bissett & Associates Investment Management Ltd. ("Bissett"), FTI Acquisition Inc., a wholly-owned subsidiary of Templeton Management Limited, an indirect, wholly-owned subsidiary of Franklin Resources, Inc., acquired 6,817,817 common shares, representing 98.1% of the issued and outstanding shares of Bissett, for CDN$20.50 per share (equivalent to approximately $US 13.62). Pursuant to Canadian law, FTI intends to exercise its right to acquire the remaining 1.9 % outstanding Bissett shares (subject to any appraisal rights that may be asserted as to the amount to be paid for the remaining shares.).

The cash transaction is valued at approximately CDN $140 million (equivalent to approximately US $93 million) plus a special dividend of CDN $0.48 per share to be paid by Bissett from its retained earnings to shareholders of record as of September 28, 2000.




                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  FRANKLIN RESOURCES, INC.
                  (Registrant)


Date: October 3, 2000          /s/ Leslie M. Kratter
                              --------------------------
                              LESLIE M. KRATTER
                              Senior Vice President